EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS
Columbia 120/20 Contrarian Equity Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011

(UNAUDITED)

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in the Fund.

PROPOSAL: To elect trustees to the Board.*

                              DOLLARS VOTED   DOLLARS VOTED                BROKER NON-
                                  "FOR"         "WITHHOLD"    ABSTENTIONS     VOTES
                             ---------------  --------------  -----------  -----------
01. Kathleen Blatz           478,584,012.317  10,853,267.082        0.000        0.000
02. Edward J. Boudreau, Jr.  478,879,121.590  10,558,157.809        0.000        0.000
03. Pamela G. Carlton        478,818,899.160  10,618,380.239        0.000        0.000
04. William P. Carmichael    478,346,181.970  11,091,097.429        0.000        0.000
05. Patricia M. Flynn        478,991,795.463  10,445,483.936        0.000        0.000
06. William A. Hawkins       478,715,838,684  10,721,440.715        0.000        0.000
07. R. Glenn Hilliard        478,399,576.168  11,037,703.231        0.000        0.000
08. Stephen R. Lewis, Jr.    478,377,446.069  11,059,833.330        0.000        0.000
09. John F. Maher            478,854,131.045  10,583,148.354        0.000        0.000
10. John J. Nagorniak        478,738,911.288  10,698,368.111        0.000        0.000
11. Catherine James Paglia   478,880,649.234  10,556,630.165        0.000        0.000
12. Leroy C. Richie          478,605,585.646  10,831,693.753        0.000        0.000
13. Anthony M. Santomero     478,771,000.808  10,666,278.591        0.000        0.000
14. Minor M. Shaw            478,719,607.986  10,717,671.413        0.000        0.000
15. Alison Taunton-Rigby     478,507,336.113  10,929,943.286        0.000        0.000
16. William F. Truscott      478,957,751.603  10,479,527.796        0.000        0.000

--------------
* All shares of RiverSource Series Trust, now known as Columbia Funds Series Trust II, are voted together as a single class for the election of trustees.

PROPOSAL: To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

                     DOLLARS VOTED
DOLLARS VOTED "FOR"    "AGAINST"    ABSTENTIONS  BROKER NON-VOTES
-------------------  -------------  -----------  ----------------
17,438,925.440       672,011.748    414,115.739  2,144,870.300

RESULTS OF MEETING OF SHAREHOLDERS
Columbia Recovery and Infrastructure Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011

(UNAUDITED)

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in the Fund.

PROPOSAL: To elect trustees to the Board.*

                              DOLLARS VOTED   DOLLARS VOTED                BROKER NON-
                                  "FOR"         "WITHHOLD"    ABSTENTIONS     VOTES
                             ---------------  --------------  -----------  -----------
01. Kathleen Blatz           478,584,012.317  10,853,267.082        0.000        0.000
02. Edward J. Boudreau, Jr.  478,879,121.590  10,558,157.809        0.000        0.000
03. Pamela G. Carlton        478,818,899.160  10,618,380.239        0.000        0.000
04. William P. Carmichael    478,346,181.970  11,091,097.429        0.000        0.000
05. Patricia M. Flynn        478,991,795.463  10,445,483.936        0.000        0.000
06. William A. Hawkins       478,715,838,684  10,721,440.715        0.000        0.000
07. R. Glenn Hilliard        478,399,576.168  11,037,703.231        0.000        0.000
08. Stephen R. Lewis, Jr.    478,377,446.069  11,059,833.330        0.000        0.000
09. John F. Maher            478,854,131.045  10,583,148.354        0.000        0.000
10. John J. Nagorniak        478,738,911.288  10,698,368.111        0.000        0.000
11. Catherine James Paglia   478,880,649.234  10,556,630.165        0.000        0.000
12. Leroy C. Richie          478,605,585.646  10,831,693.753        0.000        0.000
13. Anthony M. Santomero     478,771,000.808  10,666,278.591        0.000        0.000
14. Minor M. Shaw            478,719,607.986  10,717,671.413        0.000        0.000
15. Alison Taunton-Rigby     478,507,336.113  10,929,943.286        0.000        0.000
16. William F. Truscott      478,957,751.603  10,479,527.796        0.000        0.000

--------------
* All shares of RiverSource Series Trust, now known as Columbia Funds Series Trust II, are voted together as a single class for the election of trustees.

PROPOSAL: To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

                     DOLLARS VOTED
DOLLARS VOTED "FOR"    "AGAINST"      ABSTENTIONS   BROKER NON-VOTES
-------------------  -------------  --------------  ----------------
348,386,743.409      8,335,412.287  10,408,635.172   47,604,131.300

RESULTS OF MEETING OF SHAREHOLDERS

Columbia Retirement Plus 2010 Fund
Columbia Retirement Plus 2015 Fund
Columbia Retirement Plus 2020 Fund
Columbia Retirement Plus 2025 Fund
Columbia Retirement Plus 2030 Fund
Columbia Retirement Plus 2035 Fund
Columbia Retirement Plus 2040 Fund
Columbia Retirement Plus 2045 Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011

(UNAUDITED)

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in the Fund.

PROPOSAL 1: To elect trustees to the Board.*

                              DOLLARS VOTED   DOLLARS VOTED                BROKER NON-
                                  "FOR"         "WITHHOLD"    ABSTENTIONS     VOTES
                             ---------------  --------------  -----------  -----------
01. Kathleen Blatz           478,584,012.317  10,853,267.082        0.000        0.000
02. Edward J. Boudreau, Jr.  478,879,121.590  10,558,157.809        0.000        0.000
03. Pamela G. Carlton        478,818,899.160  10,618,380.239        0.000        0.000
04. William P. Carmichael    478,346,181.970  11,091,097.429        0.000        0.000
05. Patricia M. Flynn        478,991,795.463  10,445,483.936        0.000        0.000
06. William A. Hawkins       478,715,838,684  10,721,440.715        0.000        0.000
07. R. Glenn Hilliard        478,399,576.168  11,037,703.231        0.000        0.000
08. Stephen R. Lewis, Jr.    478,377,446.069  11,059,833.330        0.000        0.000
09. John F. Maher            478,854,131.045  10,583,148.354        0.000        0.000
10. John J. Nagorniak        478,738,911.288  10,698,368.111        0.000        0.000
11. Catherine James Paglia   478,880,649.234  10,556,630.165        0.000        0.000
12. Leroy C. Richie          478,605,585.646  10,831,693.753        0.000        0.000
13. Anthony M. Santomero     478,771,000.808  10,666,278.591        0.000        0.000
14. Minor M. Shaw            478,719,607.986  10,717,671.413        0.000        0.000
15. Alison Taunton-Rigby     478,507,336.113  10,929,943.286        0.000        0.000
16. William F. Truscott      478,957,751.603  10,479,527.796        0.000        0.000

--------------
* All shares of the Trust are voted together as a single class for the election of trustees.

PROPOSAL 2: To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

Proposal 2 was adjourned for Columbia Retirement Plus 2010 Fund, Columbia Retirement Plus 2015 Fund, Columbia Retirement Plus 2020 Fund, Columbia Retirement Plus 2025 Fund, Columbia Retirement Plus 2030 Fund, Columbia Retirement Plus 2035 Fund, Columbia Retirement Plus 2040 Fund and Columbia Retirement Plus 2045 Fund to a meeting scheduled on February 28, 2011 to provide additional time for further solicitation of this proposal.

RESULTS OF MEETING OF SHAREHOLDERS

Columbia Retirement Plus 2010 Fund
Columbia Retirement Plus 2015 Fund
Columbia Retirement Plus 2020 Fund
Columbia Retirement Plus 2025 Fund
Columbia Retirement Plus 2030 Fund
Columbia Retirement Plus 2035 Fund
Columbia Retirement Plus 2040 Fund
Columbia Retirement Plus 2045 Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 28, 2011

(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in the Fund.

PROPOSAL 2: To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

Proposal 2 was adjourned for Columbia Retirement Plus 2010 Fund, Columbia Retirement Plus 2015 Fund, Columbia Retirement Plus 2020 Fund, Columbia Retirement Plus 2025 Fund, Columbia Retirement Plus 2030 Fund, Columbia Retirement Plus 2035 Fund, Columbia Retirement Plus 2040 Fund and Columbia Retirement Plus 2045 Fund to a meeting scheduled on March 29, 2011 to provide additional time for further solicitation of this proposal.

RESULTS OF MEETING OF SHAREHOLDERS

Columbia Retirement Plus 2010 Fund
Columbia Retirement Plus 2015 Fund
Columbia Retirement Plus 2020 Fund
Columbia Retirement Plus 2025 Fund
Columbia Retirement Plus 2030 Fund
Columbia Retirement Plus 2035 Fund
Columbia Retirement Plus 2040 Fund
Columbia Retirement Plus 2045 Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON MARCH 29, 2011

(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in the Fund.

PROPOSAL 2: To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

                                    DOLLARS VOTED "FOR"  DOLLARS VOTED "AGAINST"  ABSTENTIONS  BROKER NON-VOTES
                                    -------------------  -----------------------  -----------  ----------------
Columbia Retirement Plus 2010 Fund        4,463,240.967              446,235.796   73,282.208       250,875.390

The shareholders of each Columbia Retirement Plus 2015 Fund, Columbia Retirement Plus 2020 Fund, Columbia Retirement Plus 2025 Fund, Columbia Retirement Plus 2030 Fund, Columbia Retirement Plus 2035 Fund, Columbia Retirement Plus 2040 Fund and Columbia Retirement Plus 2045 Fund did not approve their respective Proposal. Each of these Funds will continue operating pursuant to its Investment Management Services Agreement that is currently in effect with Columbia Management.